# Sale & Purchase Agreement

BETWEEN

Rayont Inc (seller)

AND

Exit Properties PTY LTD ACN 654 301 578 (byer)

AND

Rayont Australia Pty Ltd ACN 609 893 307 (target)

AND

Prema Life Pty Ltd ACN 102 803 725 (target)

AND

Rayont Properties Pty Ltd ATF Rayont Property Trust ACN 611 166 413 (target)

# SALE & PURCHASE AGREEMENT

This Sale and Purchase Agreement ("Agreement") is entered into this 1st day of September, 2022 by and among Rayont Inc, a US corporation ("Seller") and its subsidiaries Rayont Australia Pty Ltd ACN 609 893 307; Prema Life Pty Ltd ACN 102 803 725; Rayont Properties Pty Ltd ATF Rayont Property Trust ACN 611 166 413 (target) and Exit Properties Pty Ltd; ACN 654 301 578 (Buyer).

Whereas, Buyer desires to acquire and the Seller desires to transfer ownership of the Target as per item 1 & 2 below.

Now, therefore, Buyer, and the Seller agree as follows:

**1.Purchase Price**

1.2 The purchase price is **AUD4,944,225** and will be paid with cash.

1.2 Transfer of shares. The Seller shall transfer Shares and units of its subsidiaries as provided in exhibit A at the Closing.

1.3 The Seller shall transfer Properties and liabilities of its subsidiaries as provided in Exhibit B at the Closing.

2. Further Assurances. At the Closing and from time to time thereafter, the Seller shall execute such additional instruments and take such other action as Buyer may request in order more effectively to sell, transfer, and assign the shares in Target to Buyer and to confirm Buyer's title thereto.

3. **Closing.** The Closing contemplated herein shall be held on or before September 1, 2022. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated, delayed or extended by agreement of the parties.

   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement, or any signature required thereon may be used in lieu of an original writing or transmission or signature for all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4. **Payment of Purchase price**

Payment of purchase price will be done within 30 days form the date of this agreement. From the total amount of purchase price will be deducted the amount of **AUD3,884,311.66** that Rayont Inc owes to Rayont (Australia) Pty Ltd as per balance sheet on September 1, 2022 and the difference amount to be paid is **AUD1,059,914.**

5. **Representations and Warranties of the Seller**

The Seller hereby represents and warrants as follows:

4.1 Title. The Target is free and clear of any liens and encumbrances.

4.2 Litigation. There is no litigation or proceeding pending, or as to the Seller's knowledge threatened, against or relating to the Target.

6. **Representations and Warranties of Buyer**

The Buyer represents and warrants as follows:

5.1 Corporate Status. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Australia.

5.2 Litigation. There is no litigation or proceeding pending, or to Buyer's knowledge threatened, against or relating to Buyer, its properties or business, except as set forth in a list certified by the president of Buyer and delivered to the Sellers.

5.3 Corporate Authority. Buyer has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver at the Closing a certified copy of resolutions of its board of directors authorising execution of this Agreement by its officers and performance thereunder.

7. **Conduct Pending the Closing**

Buyer, Target and the Seller covenant that between the date of this Agreement and the Closing as to each of them:

6.1 No change will be made in the charter documents, by-laws, or other corporate documents of Buyer without the written consent of the Seller.

6.2 The Seller will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Target.

8. **Indemnification**

7.1 Indemnification of Buyer. Seller agrees to indemnify Buyer against any loss, damage, or expense (including reasonable attorney fees) suffered by Buyer from (1) any breach by the Seller of this Agreement or (2) any inaccuracy in or breach of any of Seller's representations, warranties, or covenants herein.

7.2 Indemnification of the Seller. Buyer agrees to indemnify Target and the Seller against any loss, damage, or expense (including reasonable attorney fees) suffered by Target or the Seller from (1) any breach by Buyer of this Agreement or (2) any inaccuracy in or breach of any of Buyer's representations, warranties, or covenants herein.

7.3 Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

9. **Termination.**

This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Seller or Buyer if there has been a material misrepresentation or material breach of any warranty or covenant by any other party by notice in writing.

10. **Arbitration**

Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the Australian Centre for International Commercial Arbitration.

Situs. The situs of arbitration shall be chosen by the party against whom arbitration is sought, provided only that arbitration shall be held at a place in the reasonable vicinity of such party's place of business or primary residence and shall be within QLD. The situs of counterclaims will be the same as the situs of the original arbitration. Any disputes concerning situs will be decided by the Australian Centre for International Commercial Arbitration.

Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of QLD, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the

Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

Finality and Fees. Any award or decision by the Australian Centre for International Commercial Arbitration shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the Australian Centre for International Commercial Arbitration, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

**11. General Provisions**

10.1 Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

10.2 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived by the party to whom such compliance is owed.

10.3 Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

10.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of State of Queensland.

10.6 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile or electronic transmission shall be deemed to be evidence of the original execution thereof.

10.8 Effective Date. The effective date of this Agreement shall be September 1, 2022.

## Execution

**EXECUTED** as a deed.

**Executed** by
**Exit Properties Pty Ltd**
**ACN 654 301 578**
in accordance with section 127
of the Corporations Act

Signature of Director

Signature of Sole Director/Secretary *

Feng Nien Chen
Name of Director

Name of Sole Director/Secretary *

**Executed** by
**Rayont Properties Pty Ltd ATF Rayont Property Trust**
**ACN 611 166 413**
in accordance with section 127
of the Corporations Act

Signature of Director

Signature of Sole Director/Secretary *

Ali Kasa
Name of Director

Name of Sole Director/Secretary *

**Executed** by
**Rayont (Australia) Pty Ltd**
**ACN 609 893 307**
in accordance with section 127
of the Corporations Act

Signature of Director

Ali Kasa
Name of Director

Signature of Sole Director/Secretary *

Name of Sole Director/Secretary *

**Executed** by
**Prema Life Pty Ltd**
**ACN 102 803 725**
in accordance with section 127
of the Corporations Act

Signature of Director

Ali Kasa
Name of Director

Signature of Sole Director/Secretary *

Name of Sole Director/Secretary *

**Executed** by
**Rayont Inc**

Signature of Marshini Alyia Moodley, President, CEO & CFO

## Exhibit A

| Number | Company Name | Number of Shares |
|---|---|---|
| 1 | Rayont (Australia) Pty Ltd | 1,220,998 |
| 2 | Prema Life Pty Ltd | 1,454 |
| 4 | Rayont Properties Pty Ltd | 400 |
| | Rayont Property Trust | 1,010,000 Ordinary units |

## Exhibit B

### A) Property List

| Number | Property Owner | Property Address |
|---|---|---|
| 1 | Prema Life Pty Ltd | 32 French Avenue, Brendale, QLD 4500 |
| 2 | Rayont (Australia) Pty Ltd | 900 Sandgate Road, Clayfield, QLD 4011 |
| 3 | Rayont Property Trust | 85 Juliette Street, Greenslopes, QLD 4120 |
| 4 | Rayont Property Trust | 44 Marquis Street, Greenslopes, QLD 4120 |

### B) Other Assets

| Number | Company | Type of Assets | Amount |
|---|---|---|---|
| 1 | Rayont (Australia) Pty Ltd | Prepaid Insurance – Attvest | $22,060.91 |
| 2 | Rayont (Australia) Pty Ltd | Prepayments | $58,676.08 |
| 3 | Rayont (Australia) Pty Ltd | Due from Prema Life Pty Ltd | $380,123.57 |
| 4 | Rayont (Australia) Pty Ltd | Due from Rayont Inc | $3,884,311.66 |
| 5 | Rayont (Australia) Pty Ltd | Due from Ali Kasa | $34,100 |
| 3 | Prema Life Pty Ltd | R&D Receivables | $250,000.00 |
| 4 | Prema Life Pty Ltd | Due from TheAliKasa Australia | $50,000.00 |
| 5 | Rayont Property Trust | Due from Rayont (Australia) Pty Ltd | $192,392.39 |
| 6 | Rayont Property Trust | Due from Prema Life Pty Ltd | $257,461.00 |
| 7 | Rayont Property Trust | Motor Vehicle at cost | $22,385 |

### C) Current Liability List

| Number | Company | Amount |
|---|---|---|
| 1 | Rayont (Australia) Pty Ltd | $6,343.32 |
| 2 | Rayont Property Trust | $10,539.44 |

| | | |
|---|---|---|
| 3 | Prema Life Pty Ltd | $591,553.16 |

**D) Bank Commonwealth of Australia (CBA) Loans**

| Number | Company | Loan Amount |
|---|---|---|
| 1 | Rayont (Australia) Pty Ltd | $329,827.86 |
| 2 | Prema Life Pty Ltd | $3,395,378.90 |
| 3 | Rayont Property Trust | $3,170,000.00 |

Note: Interest rate are not including in the loan amount presented in Exhibit D, 1,2&3.

**E) Other Loans**

| Number | Company | Name of Lender | Amount |
|---|---|---|---|
| 1 | Rayont (Australia) Pty Ltd | Trevor Townsend | $ 592.000 |
| 2 | Rayont (Australia) Pty Ltd | Lydai Loh Holdings Pty Ltd Liabilities | $1,500,000.00 |
| 3 | Rayont (Australia) Pty Ltd | Rayont Properties Pty Ltd | $192,392.39 |
| 4 | Rayont (Australia) Pty Ltd | Henry Chen | $333,470 |
| 5 | Rayont (Australia) Pty Ltd | Loan Quickfee | $41,348.32 |
| 5 | Prema Life Pty Ltd | Loans Bizcap | $336,587.00 |
| 6 | Prema Life Pty Ltd | Loan - Rayont Property Trust | $257,461.00 |
| 7 | Prema Life Pty Ltd | Loan Investment NHF | $28,000 |
| 8 | Rayont Property Trust | Loans – Vantis | $181,258.91 |
| 9 | Rayont Property Trust | Hire Purchase - Mazda3 | $24,101.80 |

Note: Interest rate are not including in the loan amount presented in Exhibit E, point 1,2,4 & 9.